Exhibit 10.2

SURVIVOR INCOME BENEFIT AGREEMENT

THIS AGREEMENT, entered into this 16th

 day of February, 2005, is made by and between Peoples State Bank, a state-chartered commercial bank with its principal office located in Wausau, Wisconsin (hereafter the “Bank”) and Scott M. Cattanach (hereafter the “Executive”).

INTRODUCTION

To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide survivorship benefits to the Executive’s beneficiary if the Executive dies prior to terminating employment or dies while receiving disability benefits subsequent to terminating employment with the Bank as a result of a disability.  The Bank will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive’s life.

AGREEMENT

The Executive and the Bank agree as follows:

Article 1

Survivorship Benefit

1.1

Death Prior to Executive Attaining Age Sixty-seven (67) and prior to Termination of Employment.  If the Executive dies before otherwise terminating employment with the Bank prior to the Executive attaining age sixty-seven (67), the Bank shall pay the Executive’s beneficiary a Survivor Income Benefit amount equal to Three Hundred percent (300%) of the Executive’s annual base salary as of the date of the Executive’s death.  The amount of Survivorship Benefit so determined herein shall be paid to the Executive’s beneficiary within sixty (60) days following the date of the Executive’s death.

1.2

Death Prior to Executive Attaining Age Sixty-seven (67) and Subsequent to the Disability of the Executive.  If the Executive’s employment is terminated due to Disability and the Executive thereafter dies prior to attaining age sixty-seven (67), the Bank shall pay the Executive’s beneficiary a Survivorship Benefit amount equal to Three Hundred percent (300%) of Executive’s annual base salary that was in effect at the time of the Executive’s termination of employment due to Disability.  Disability means (i) the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of more than twelve (12) months, or (ii) the receipt of income replacement benefits for a period of more than three (3) months under a Bank-sponsored accident and health plan covering the Executive due to a medically determinable physical or mental impairment which is expected to result in death or is expected to last for a continuous period of more than twelve (12) months.  The Executive must submit proof to the Bank of the carrier’s or Social Security Administration’s determination upon the request of the Bank.  The amount of Survivor Income Benefit so determined herein shall be paid to the Executive’s beneficiary within sixty (60) days following the date of the Executive’s death.

1.3  Death of the Executive Subsequent to the Executive Attaining Age Sixty-seven (67).  No benefits shall be payable under this Agreement if the Executive dies after attaining age sixty-seven (67).

1.4  Suicide or Misstatement.  The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two (2) years after the date of this Agreement.  In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Bank on the Executive’s life that results in the Bank being unable to collect the total death proceeds from such policies.

Article 2

Beneficiaries

2.1

Beneficiary Designations.  The Executive shall designate a beneficiary by filing a written designation with the Bank.  The Executive may revoke or modify the designation at any time by filing a new designation.  However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive’s lifetime.  The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive’s surviving spouse, if any, and if none, to the Executive’s surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive’s estate.

2.2

Facility of Payments.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

Article 3

Claims and Review Procedures

3.1

Claims Procedure.  An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

3.1.1

Initiation – Written Claim.  The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

3.1.2

Timing of Plan Administrator Response.  The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. If there is an extension, a decision on the claim shall be made as soon as possible, but not later than one hundred eighty (180) days after receipt by the Plan Administrator of your initial claim for benefits.

3.1.3

Notice of Decision.  If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial.  The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)

The specific reasons for the denial;

(b)

A reference to the specific provisions of the Agreement on which the denial is based;

(c)

A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)

An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and

(e)

A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

3.2

Review Procedure.  If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

3.2.1

Initiation – Written Request.  To initiate the claim denial review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

3.2.2

Additional Submissions – Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim.  The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

3.2.3

Considerations on Review.  In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

3.2.4

Timing of Plan Administrator Response.  The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. This extension may only be made where there are special circumstances which are communicated to you in writing within the initial sixty (60) day period.  If there is an extension, a decision on your appeal shall be made as soon as possible, but not later than one hundred twenty (120) days after receipt by the Plan Administrator of your initial claim for review.

3.2.5

Notice of Decision.  The Plan Administrator shall notify the claimant in writing of its decision on review.  The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)

The specific reasons for the denial;

(b)

A reference to the specific provisions of the Agreement on which the denial is based;

(c)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)

A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 4

Amendments and Termination

4.1  Amendments and Termination This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

Article 5

Miscellaneous

5.1  Exclusive Agreement / Binding Effect.  This Agreement is the entire agreement between the Bank and the Executive, written or oral, related to the Bank’s obligation to pay any death benefits to the Executive’s beneficiaries or survivors.  This Agreement supercedes all prior agreements, understanding and negotiations.  This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

5.2  No Guaranty of Employment.  This Agreement is not an employment policy or contract.  It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

5.3  Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Wisconsin, except to the extent preempted by the laws of the United States of America.

5.4  Unfunded Plan.  The beneficiary is a general unsecured creditor of the Bank for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Bank to pay such benefits.  The beneficiary’s rights to such benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and the designated beneficiary have no preferred or secured claim.

5.5

Full Obligation. Notwithstanding any provision to the contrary, when the Bank has paid a Survivorship benefit under any section of the Agreement, the Bank has completed its obligation to the Executive.

5.6

Named Fiduciary.  The Bank shall be the named fiduciary and plan administrator under this Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

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IN WITNESS WHEREOF, a duly authorized officer of the Bank and the Executive have signed this Agreement as of the day first noted above.

BANK:

Peoples State Bank

By:

/s/ DAVID SVACINA

Its:

EXEC VICE PRES.

EXECUTIVE:

/s/ SCOTT M. CATTANACH

Amendment #1 to Survivor Income Benefit Agreement

This Amendment #1, dated January 28, 2010 is to the Survivor Income Benefit Agreement dated as of February 16, 2005 (“ Agreement”) by and between Peoples State Bank, Wausau, Wisconsin (“Bank”) and Scott M. Cattanach (“Executive”).

Article 1 – Survivorship Benefit

The following portions of the “Article 1- Survivorship Benefit” are amended in its entirety to read as shown below.  All other sections of Article 1 remain unchanged.

1.1 Death Prior to Executive Attaining Age Sixty-seven (67) and prior to Termination of Employment.  If the Executive dies before otherwise terminating employment with the Bank prior to the Executive attaining age sixty-seven (67), the Bank shall pay the Executive’s beneficiary a Survivor Income Benefit amount equal to Four Hundred percent (400%) of the Executive’s annual base salary as of the date of the Executive’s death not to exceed Nine Hundred Thousand dollars ($900,000). The amount of Survivorship Benefit so determined herein shall be paid to the Executive’s beneficiary within sixty (60) days following the date of the Executive’s death.

1.2 Death Prior to Executive Attaining Age Sixty-seven (67) and Subsequent to the Disability of the Executive.  If the Executive’s employment is terminated due to Disability and the Executive thereafter dies prior to attaining age sixty-seven (67), the Bank shall pay the Executive’s beneficiary a Survivor Income Benefit amount equal to Four Hundred percent (400%) of the Executive’s annual base salary that was in effect at the time of the Executive’s termination of employment due to Disability not to exceed Nine Hundred Thousand dollars ($900,000). Disability means (i) the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of more than twelve (12) months, or (ii) the receipt of income replacement benefits for a period of more than three (3) months under a Bank-sponsored accident and health plan covering the Executive due to a medically determinable physical or mental impairment which is expected to result in death or is expected to last for a continuous period of more than twelve (12) months.  The Executive must submit proof to the Bank of the carrier’s or Social Security Administration’s determination upon the request of the Bank.  The amount of Survivor Income Benefit so determined herein shall be paid to the Executive’s beneficiary within sixty (60) days following the date of the Executive’s death.

Therefore, the Bank and the Executive have caused this Amendment #1 to be executed as of the date indicated above.

PEOPLES STATE BANK

EXECUTIVE

BY:/s/ DONNA STAPLES

/s/ SCOTT M. CATTANACH

SURVIVOR INCOME BENEFIT AGREEMENT – AMENDMENT No. 2

This amendment, entered into this 19th day of February, 2014, is made by and between Peoples State Bank, a state-chartered commercial bank with its principal office located in Wausau, Wisconsin (hereafter the “Bank”), and Scott M. Cattanach (hereafter the “Executive”), amended pursuant to Article 4.1 of the Survivor Income Benefit Agreement dated February 16, 2005 (hereafter the “Agreement”).

Pursuant to this Amendment No. 2, Article 1.1, Article 1.2, and Article 1.4 of the Agreement dated February 16, 2005 are deleted in their entirety and replaced with the following:

1.1

Death Prior to Executive Attaining Age Sixty-seven (67) and prior to Termination of Employment.  If the Executive dies before otherwise terminating employment with the Bank prior to the Executive attaining age sixty-seven (67), the Bank shall pay the Executive’s beneficiary a Survivorship Benefit payment consisting of, and representing, a split dollar life insurance death benefit equal to Four Hundred percent (400%) of the Executive’s annual base salary as of the date of the Executive’s death not to exceed Nine Hundred Thousand Dollars ($900,000).  The amount of Survivorship Benefit so determined herein shall be paid to the Executive’s beneficiary within sixty (60) days following the date of the Executive’s death.

1.2

Death Prior to Executive Attaining Age Sixty-seven (67) and Subsequent to the Disability of the Executive.  If the Executive’s employment is terminated due to Disability and the Executive thereafter dies prior to attaining age sixty-seven (67), the Bank shall pay the Executive’s beneficiary a Survivorship Benefit payment consisting of, and representing, a split dollar life insurance death benefit equal to Four Hundred percent (400%) of the Executive’s annual base salary that was in effect at the time of the Executive’s termination of employment due to Disability not to exceed Nine Hundred Thousand Dollars ($900,000).  Disability means (i) the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of more than twelve (12) months, or (ii) the receipt of income replacement benefits for a period of more than three (3) months under a Bank-sponsored accident and health plan covering the Executive due to a medically determinable physical or mental impairment which is expected to result in death or is expected to last for a continuous period of more than twelve (12) months.  The Executive must submit proof to the Bank of the carrier’s or Social Security Administration’s determination upon the request of the Bank.  The amount of Survivor Income Benefit so determined herein shall be paid to the Executive’s beneficiary within sixty (60) days following the date of the Executive’s death.

1.4  Suicide or Misstatement.  The Bank shall not pay any benefit under the Agreement if the Executive commits suicide within two (2) years after the date of this Agreement Amendment.  In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Bank on the Executive’s life that results in the Bank being unable to collect the total death proceeds from such policies.

All other Articles of the Agreement remain in full force and effect.

1

IN WITNESS WHEREOF, a duly authorized officer of the Bank and the Executive have signed this Agreement as of the day first noted above.

BANK:

Peoples State Bank

By:

/s/ DONNA STAPLES

Its:

SVP – HR

EXECUTIVE:

/s/ SCOTT M. CATTANACH

Scott M. Cattanach

2